COMC, INC.



                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Purchase and Sale of Stock.................................................1
    1.1      Sale and Issuance of Series A Preferred Stock.....................1
    1.2      Term..............................................................1
    1.3      Interest Rate.....................................................1
    1.4      Liquidation and Sale Preferences..................................1
    1.5      Redemption Conversion and Sinking Fund............................1
    1.6      Voting Rights.....................................................2
    1.7      Legend............................................................2
    1.8       Closing..........................................................3
    1.9      Subsequent Sale of Series A Preferred Stock.......................3

2.  Representations and Warranties of the Company..............................3
    2.1      Organization; Good Standing; Qualification........................3
    2.2      Authorization.....................................................3
    2.3      Valid Issuance of Preferred and Common Stock......................3
    2.4      Governmental Consents.............................................4
    2.5      Capitalization and Voting Rights..................................4
    2.6      Subsidiaries......................................................5
    2.7      Contracts and Other Commitments...................................5
    2.8      Material Contracts and Commitments................................5
    2.9      Registration Rights...............................................5
    2.10     Permits...........................................................6
    2.11     Compliance With Other Instruments.................................6
    2.12     Litigation........................................................6
    2.13     Title to Property and Assets; Leases..............................6
    2.14     Patents, Trademarks, etc..........................................7
    2.15     Proprietary Agreements............................................7
    2.16     Taxes.............................................................7
    2.17     No Material Changes...............................................7
    2.18     Conflicts of Interest.............................................7
    2.19     Employees; Absence of Restrictive Agreements......................8

3.  Representations and Warranties of the Investors............................8
    3.1      Authorization.....................................................8
    3.2      Purchase Entirely for Own Account.................................8
    3.3      Receipt of Information............................................8
    3.4      Investment Experience.............................................8
    3.5      Accredited Investor...............................................9
    3.6      Sale of Preferred Stock...........................................9
    3.7      Restricted Securities.............................................9

4.  Conditions of Investors' Obligations at Closing............................9


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    4.1      Representations and Warranties....................................9
    4.2      Performance.......................................................9
    4.3      Qualifications....................................................9
    4.4      Forms.............................................................9
    4.5      Proceedings and Documents.........................................9
    4.6      Registration Rights Series A Peferred Stock......................10

5.  Conditions of the Company's Obligations at Closing........................10
    5.1      Representations and Warranties...................................10
    5.2      Performance......................................................10
    5.3      Qualifications...................................................10
    5.4      Forms............................................................10

6.  Miscellaneous.............................................................10
    6.1      Entire Agreement.................................................10
    6.2      Survival of Warranties...........................................10
    6.3      Successors and Assigns...........................................10
    6.4      Governing Law....................................................11
    6.5      Counterparts.....................................................11
    6.6      Titles and Subtitles.............................................11
    6.7      Notices..........................................................11
    6.8      Finders' Fees....................................................11
    6.9      Attorneys' Fees..................................................11
    6.10     Amendments and Waivers...........................................11
    6.11     Severability.....................................................11
    6.12     Rights of Investors..............................................12
    6.13     Exculpation Among Investors......................................12
    6.14     Delays or Omissions..............................................12

Schedule A        -  ......List of Investors
Exhibit A         -  ......Schedule of Exceptions


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                                   COMC, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 21, 2003, by and between COMC, INC., a Delaware corporation (the "Company"), and each of the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor."

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

         1.1 Sale and Issuance of Series A Preferred Stock.

         (a) The Company shall file with the Secretary of State of Delaware any appropriate forms if required in connection with this Agreement.

         (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Schedule A hereto at a price of twenty eight and 6/10th cents ($0.286) per share, up to an aggregate of one million (1,092,657.34) shares of Series A Preferred Stock for a total price of three hundred and twelve thousand five hundred dollars ($312,500) ("Series A Preferred Stock"), with an option to increase this amount by fifteen percent (15%) or an aggregate of an additional one hundred and sixty three thousand eight hundred and ninety eight and 6/10th (163,898.60) shares for an additional total price of forty six thousand eight hundred and seventy five dollars ($46,875) for a sixty-day period.

         1.2 Term. All the Series A Preferred Stock will have a term of five years from date of issuance of the original 1,092,657.34 shares.

         1.3 Interest Rate. The Interest Rate on this Series A Preferred Stock will be a 5% Pay-In-Kind (PIK) dividend. A minimum of two-year interest is accrued even if Investors are forced to convert or voluntarily convert.

         1.4 Liquidation and Sale Preference. In the event that the Company is liquidated or sold, the Series A Preferred shareholders will receive the par value of their shares plus any accumulated PIK interest before the common shareholders receive any proceeds whatsoever. Then the common shareholders will receive 1/10th of the amount each preferred share received excluding accumulated PIK interest for each share. In the event any proceeds distributed in excess thereof, the preferred stock will be treated as if it is the equivalent to 10 shares of common stock, plus shares attributable to any PIK interest.

         1.5 Redemption, Conversion and Sinking Fund.


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         (a) The Series A Preferred Stock is redeemable five (5) years after the date of issuance and if not repaid, the holders of the Series A Preferred Stock have the right to force the Company into liquidation.

         (b) The Series A Preferred stockholders have the right at any time to convert their shares into common stock.

         (c) The Company, at any time, after a two-year period, has the right to prepay the Series A Preferred Stock, without a penalty. If the Company exercises their right and shows they have the funds available to prepay, this Series A Preferred Stock, the Series A Preferred stockholders will have 10 business days to make a decision to either convert their Series A Preferred shares into common shares or have their shares redeemed.

         ( c) In the event the Company raises in excess of $2,000,000 of new equity with rights junior to the Series A Preferred Stock , excluding the Series A Preferred Stock Issuance, the Company has a right to demand that the Series A Preferred Stock is converted into common stock. In the event such new equity is Senior to the Series A Preferred Stock, however, there is no conversion of the Series A into common stock.

         (d) The Company will not have to establish a sinking fund for the redemption of this Series A Preferred Stock.

         1.6 Voting Rights. Each share of Series A Preferred Stock will have the equivalent voting rights of 20 shares of common stock as long as this preferred stock is outstanding. The Series A Preferred Shareholders can vote their shares on all matters that the common shareholders have a right to vote on.

         1.7 Legend. To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legend set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

         The foregoing legend shall be removed, and the Company shall issue a certificate without such legend to the holder of such security if such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.


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         1.8 Closing. The purchase and sale of the Series A Preferred Stock shall take place at the offices of the Company, 3040 Pike Lane, Concord, California, no later than March 26, 2003, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto shall mutually agree, either orally or in writing (which time and place are designated as the "Closing"). At the Closing or as soon as possible thereafter, the Company shall deliver to each Investor a certificate representing the shares of Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or such other form of payment as shall be mutually agreed upon by such Investor and the Company.

         1.9      Subsequent Sale of Series A Preferred Stock.

         (a) Each shareholder of Series A Preferred Stock shall have the right for 90 days to purchase additional shares of Series A Preferred Stock for a price of $0.286 per share of Series A Preferred Stock equal to 25% of their original purchase.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Investors' Rights Agreement (collectively, the "Agreements"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of the Agreements.

         2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing or as soon as possible thereafter, and the Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         2.3 Valid Issuance of Series A Preferred Stock. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of all pledges, liens, encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement under applicable state and federal


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securities laws. The Common Stock issuable upon conversion of the
Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and will be duly and validly issued, fully paid and nonassessable except as mentioned in 2.5, and will be free of all pledges, liens, encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and under applicable state and federal securities laws.

         2.4 Governmental Consents. To the best of the Company's knowledge, no consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series A Preferred Stock, except (a) the filing of any forms with the Secretary of State of the State of Delaware, and (b) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor. Any required consents not filed prior to closing will be filed as soon as possible thereafter.

         2.5 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:

         (a) Preferred Stock. Ten million (10,000,000) shares of Preferred Stock (the "Preferred Stock"), two million (2,000,000) shares of which have been designated Series A Preferred Stock. Prior to this Agreement, no shares of Preferred Stock have been issued or are outstanding. The rights, privileges and preferences of the Series A Preferred Stock will be as stated herein and in any related filings with the Sate of Delaware.

         (b) Common Stock. Authorized: forty million (40,000,000) shares of common stock ("Common Stock") of which twenty five million five hundred and twenty three thousand nine hundred and fifty eight (25,523,958) shares are issued and outstanding with three million eight hundred and one thousand two hundred and thirty seven (3,801,237) are currently held as treasury stock. Shareholders will have the right on the next proxy statement to vote to increase the authorized common shares from 40,000,000 to 80,000,000. If increase in authorized shares is not approved, to the extent shares are not available upon conversion, each shareholder of Series A preferred stock will only be able to convert his proportionate amount of preferred stock according to the common shares available.

         The outstanding shares of Common Stock are owned by the stockholders in the numbers specified in the Company's stock register. The outstanding shares of Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except for (i) as provided in the Schedule of Exceptions (other than valid options and warrants outstanding, etc.), and (ii) the conversion privileges of the Series A Preferred Stock, there are not outstanding any subscriptions, options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the


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Company. Neither the offer nor the issuance or sale of the Series A Preferred
Stock or the Common Stock issuable, except when noted above, upon conversion of the Series A Preferred Stock constitutes an event, under any anti-dilution provisions of any securities issued or issuable, by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable, except when noted above, pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. Except as set otherwise stated, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

         2.6 Subsidiaries. The Company wholly owns one operating subsidiary, ICF Communication Solutions, Inc. and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         2.7 Contracts and Other Commitments. To the best of its knowledge, the Company does not have any contract, agreement, lease, license, purchase order, instrument, commitment or proposed transaction, written or oral, absolute or contingent, other than (a) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than two hundred thousand dollars ($200,000), and do not extend for more than one (1) year beyond the date hereof except for the Company's Burbank, CA office lease, (b) sales contracts entered into in the ordinary course of business, and (c) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company (collectively, "Contracts").

         2.8 Material Contracts and Commitments. To the best of its knowledge, all of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not currently engaged in any discussion (a) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (b) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or
(c) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         2.9 Registration Rights. To the best of its knowledge, the Company is not obligated (either on a "demand," "request," "piggyback" or other basis) to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued unless 75% of the holders of this Series of Preferred A shares convert into shares of common stock of the Company and request that such common stock be registered under the Securities Act in which case, the Company will within sixty (60) days will file a Registration Statement for these shares under the Securities Act.


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         2.10 Permits. To the best of its knowledge, the Company has all franchises, permits, licenses, approvals and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.11 Compliance With Other Instruments. To the best of its knowledge, the Company is not in violation or default in any material respect of any provision of its Certificate or Bylaws or in any material respect of any provision of any lease, license, purchase order, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal, state or local law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company. To the best of the Company's knowledge, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default in any respect thereunder. The execution, delivery and performance by the Company of this Agreement and the other Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. There is no agreement, obligation, instrument or transaction to which the Company is a party which materially adversely affects the business, conditions, affairs or operations of the Company or any of its properties or assets.

       2.12 Litigation. To the best of its knowledge, except as set forth in the Company's most recent 10Q filed with the Securities and Exchange Commission ("SEC"), there is no action, suit, arbitration, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, its properties, assets or business, nor is the Company aware that there is any basis for the foregoing.

         2.13 Title to Property and Assets; Leases. To the best of its knowledge, except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(d) above. The Company owns no real property.

         2.14 Patents, Trademarks, etc. To the best of the Company's knowledge, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions and copyrights employed in the operation of its business as now conducted with no infringement of or conflict with the rights of others respecting any of the same.


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To the Company's knowledge, the operation of the Company's business as now conducted does not infringe any patent or other proprietary rights of others respecting any of the same. The Company has not received any communications alleging that it has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing. There are no agreements, understandings, instruments, contracts, judgments, orders or writs of decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of proprietary rights.

         2.15 Proprietary Agreements. To the best of its knowledge, each officer, director, consultant and employee of the Company has executed or will be asked to execute an agreement regarding confidentiality and proprietary information.

         2.16 Taxes. To the best of its knowledge, the Company has filed all tax returns, or appropriate legal extensions, that are required to have been filed with appropriate governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon the Company, taken as a whole. The Company has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by it as set forth on all tax returns on or before the Closing. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company.

         2.17 No Material Changes. Since January 1, 2003, the Company has conducted its business in its normal way and the following events have transpired since the draft of the December 31, 2002 statements: (a) COMC has a new Chairman of the Board; (b) Christopher Smith on February 28, 2003 resigned all his positions at ICF Communication Solutions, Inc. ("ICF") and he also resigned on February 28, 2003 as CEO and CFO of COMC, Inc. These COMC resignations are to take effect upon the new Chairman's request; (c) Bank Agreements were switched from Comerica Bank to Greater Bay Banks; (d) William Burns has taken over as Executive Vice President and COO of ICF and has resigned as Chairman of COMC; (e) Janice B. Fuellhart was elected the Chairman of the Board of COMC and elected Chairman, CEO, and President of ICF; (f) The Company during the first quarter of 2003 has been in the process of re-negotiating its liabilities with all of its creditors; (g) this Offering is being made without the Company having provided audited financial statements for the year ended December 31, 2002, which are in the process of being prepared by BDO Seidman;
(h) Revenues for the months of January and February 2003 were below projections supplied at the begin of the year; and (i) ALL DOCUMENTS IN CONNECTION WITH THIS TRANSACTION ARE AVAILABLE AT THE COMPANY'S CORPORATE OFFICE.

         2.18 Conflicts of Interest. To the best of the Company's knowledge, no officer, director or stockholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, or (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee or consultant. For the purpose of this Section 2.19, there shall be disregarded any interest


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which arises solely from the ownership of less than a one percent (1%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         2.19 Employees; Absence of Restrictive Agreements. To the best of the Company's knowledge, subject to the terminations and changes mentioned in 2.17 above, (i) no officer or employee of the Company has any plans to terminate his or her employment with the Company, (ii) no officer or employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such person to carry out fully all activities of such person in furtherance of the business of the Company, and (iii) William Burns has a non-compete clause in his employment contract.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants, severally and not jointly, that:

         3.1 Authorization. Each Investor has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

         3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

         3.3 Receipt of Information. Based in part on the Company's representations and warranties contained herein, each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Investors to rely thereon.

         3.4 Investment Experience. Each Investor is experienced in evaluating and investing in securities of companies that are not cash flow positive and experiencing financial difficulties and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock.


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         3.5 Accredited Investor. Each Investor is an "accredited investor"
within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

         3.6 Sale of Preferred Stock.

         (a) Private sales of are Series A Preferred Stock are allowed pursuant to compliance with applicable rules and regulations under the Securities Act. At the Company's next registration of stock, all Preferred Shareholders who convert their shares to Common Stock will have their shares included in a Registration Statement.

         3.7 Restricted Stock. Each Investor understands that any Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held. In particular, each Investor is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

         4. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1.1(b) are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         4.2 Performance. To the best of its knowledge, the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 Qualifications. To the best of its knowledge, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         4.4 Forms. Any appropriate filings if necessary will be made in a timely manner with the Delaware Secretary of State.

         4.5 Proceedings and Documents. To the best of its knowledge, all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, who shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         4.6 Registration Rights Series A Preferred Stock. The Series A Preferred Stockholders shall have no Registration Rights until they convert their Series A Preferred Stock into common stock of the Company. In the event that more than 75% of the Series A Preferred Stockholders convert their Series A Preferred Stock into Common Stock, they can request a Registration Statement for their shares of Common Stock. The Company must file the Registration Statement within 90 days of that request (i.e., if 900,000 shares of Series A Preferred Stock are converted into 9,000,000 shares of Common Stock, if 8,196,000 of those converted shares request a Registration Statement, then the Company must honor that request within 90 days).

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

         5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before the Closing.

         5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.4 Forms. Any appropriate filings if necessary will be made in a timely manner with the Delaware Secretary of State.

         6. Miscellaneous.

         6.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         6.2 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of the Series A Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

         6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier or sent via facsimile addressed (1) if to an Investor, as indicated on the list of Investors attached hereto as Schedule A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (2) if to the Company, at the address indicated on the signature page hereto, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective (a) if mailed, five (5) days after mailing, (b) if delivered, upon delivery and (c) if sent via facsimile, upon confirmation of receipt.

         6.8 Finders' Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         6.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the other Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy percent (75%) of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

         6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.12 Rights of Investors. Each holder of the Series A Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Series A Preferred Stock, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Series A Preferred Stock (or Common Stock issued upon exercise thereof) with respect to exercising or refraining from exercising any such right or rights.

         6.13 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series A Preferred Stock (and Common Stock issued upon conversion thereof).

         6.14 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, or the Investors' Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Agreement, or the Investors' Rights Agreement or any waiver on such party's part of any provisions or conditions of the Agreement, or the Investors' Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or the Investors' Rights Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     COMPANY:
                                                     COMC, Inc.
                                                     a Delaware corporation

                               By
                               ------------------------------------------------
                               Name: Janice B. Fuellhart, Chairman of the Board

                       INVESTOR LIST FOLLOWS ON NEXT PAGES

                         SCHEDULE A: LIST OF INVESTORS:






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                                               Signature & Printed Name



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                                               Signature & Printed Name



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                                               Signature & Printed Name



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                                               Signature & Printed Name



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                                               Signature & Printed Name



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                                               Signature & Printed Name





                      INVESTOR LIST CONTINUED ON NEXT PAGE





























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                                    EXHIBIT A

                                      NONE.




















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